EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT C:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT D:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of The RBB Fund, Inc.

In planning and performing our audit of the financial statements and financial highlights of The RBB Fund, Inc. (the "Fund") for the year ended August 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of controls.   Generally,
controls that are relevant to an audit pertain to the entity's objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by errors or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including control over safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2001.

This report is intended solely for the information and use of management, the Board of Directors of The RBB Fund, Inc., and the Securities and Exchange Commission.

PricewaterhouseCoopers LLP
October 15, 2001




EXHIBIT B:
Sub-Item 77D: Policies with respect to security investments.

(g)(1)	The investment policies of the Boston Partners Family
of Funds Investor Class's Small Cap Value Fund II and
Long/Short Equity Fund have been revised.

	A supplement to the Prospectus was filed stating the following:

			Supplement dated July 19, 2001
					   to
			PROSPECTUS dated December 31, 2000

The following information replaces the fifth paragraph under the heading "Primary Investment Strategies" on page 13, with respect to the Boston Partners Small Cap Value Fund II and the fourth paragraph under the heading "Primary Investment
Strategies" on page 22, with respect to the Boston Partners
Long/Short Equity Fund:

	The Fund may participate as a purchaser in initial public offerings of securities ("IPOs"). An IPO is a company's first offering of stock to the public.

The following supplements the information under the heading "Key
Risks" on page 14, with respect to the Boston Partners Small Cap
Value Fund II and page 23, with respect to the Boston Partners
Long/Short Equity Fund:

[bullet]	IPO risk is the risk that the market value of IPO
shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When the Fund's asset base is small, a significant portion of the Fund's performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund. As the Fund's assets grow, the effect of the Fund's investments in IPOs on the Fund's performance probably will decline, which could reduce the Fund's performance. Because of the price volatility of IPO shares, the Fund may choose to hold IPO shares for a very short period of time. This may increase the turnover of the Fund's portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. In addition, the Adviser cannot guarantee continued access to IPOs.


(g)(2)	The investment policies of the Boston Partners Family
of Funds Institutional Class's Small Cap Value Fund II and
Long/Short Equity Fund have been revised.

	A supplement to the Prospectus was filed stating the following:

			Supplement dated July 19, 2001
					   to
			PROSPECTUS dated December 31, 2000


The following information replaces the fifth paragraph under the heading "Primary Investment Strategies" on page 14, with respect to the Boston Partners Small Cap Value Fund II and the fourth paragraph under the heading "Primary Investment
Strategies" on page 24, with respect to the Boston Partners
Long/Short Equity Fund:

	The Fund may participate as a purchaser in initial public offerings of securities ("IPOs"). An IPO is a company's first offering of stock to the public.

The following supplements the information under the heading "Key
Risks" on page 15, with respect to the Boston Partners Small Cap
Value Fund II and page 25, with respect to the Boston Partners
Long/Short Equity Fund:

[bullet]	IPO risk is the risk that the market value of IPO
shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When the Fund's asset base is small, a significant portion of the Fund's performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund. As the Fund's assets grow, the effect of the Fund's investments in IPOs on the Fund's performance probably will decline, which could reduce the Fund's performance. Because of the price volatility of IPO shares, the Fund may choose to hold IPO shares for a very short period of time. This may increase the turnover of the Fund's portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. In addition, the Adviser cannot guarantee continued access to IPOs.


EXHIBIT C:
Sub-Item 77I: Terms of new or amended securities.

(a)	The response to sub-item 77I(a) with respect to Class Bear
Stearns Money Common Stock, Class Bear Stearns Municipal
Money Common Stock and Class Bear Stearns Government Money
Common Stock, which constitute the Bear Stearns Family of
Funds, is incorporated herein by reference to Registrant's
Post-Effective Amendment No. 73 filed with the Commission on
March 15, 2001.



EXHIBIT D:
Sub-Item 77Q1: Exhibits.

(a)	Articles Supplementary to the Charter are incorporated
herein by reference to Exhibit 	(a)(31) in Registrant's Post-
Effective Amendment No. 73 filed with the Commission on 	March
15, 2001.

	Amendment No.1 to Investment Advisory Agreement between
Registrant and Numeric 	Investors, L.P. for the n/i numeric
investors Growth Fund is incorporated herein by 	reference to
Exhibit (d)(25) in Registrant's Post-Effective Amendment No. 73
filed with 	the Commission on March 15, 2001.

	Amendment No.1 to Investment Advisory Agreement between
Registrant and Numeric 	Investors, L.P. for the n/i numeric
investors Mid Cap Fund is incorporated herein by 	reference to
Exhibit (d)(26) in Registrant's Post-Effective Amendment No. 73
filed with 	the Commission on March 15, 2001.

	Amendment No.1 to Investment Advisory Agreement between
Registrant and Numeric 	Investors, L.P. for the n/i numeric
investors Small Cap Value Fund is incorporated herein 	by
reference to Exhibit (d)(27) in Registrant's Post-Effective
Amendment No. 73 filed 	with the Commission on March 15, 2001.